UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2016

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On July 27, 2016, Silicon Laboratories Inc. (“Silicon Laboratories”) issued a press release describing its results of operations for its fiscal quarter ended July 2, 2016. A copy of the press release is attached as Exhibit 99 to this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99                       Press Release of Silicon Laboratories Inc. dated July 27, 2016

Use of Non-GAAP Financial Information

From time to time, Silicon Laboratories provides certain non-GAAP financial measures as additional information relating to its operating results. The non-GAAP financial measurements provided in the press release furnished herewith do not replace the presentation of Silicon Laboratories’ GAAP financial results. These additional measurements merely provide supplemental information to assist investors in analyzing Silicon Laboratories’ financial position and results of operations; however, these measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies.

Non-GAAP financial measures used by Silicon Laboratories include non-GAAP gross margin, non-GAAP research and development, non-GAAP selling, general and administrative, non-GAAP operating income and non-GAAP diluted earnings per share. Silicon Laboratories has chosen to provide this information to investors because it believes that such supplemental information enables them to perform meaningful comparisons of past, present and future operating results, and as a means to highlight the results of core ongoing operations.

Non-GAAP financial measures are adjusted by the exclusion of the following items:

•                  Stock compensation expense — represents charges for employee stock awards issued under Silicon Laboratories’ stock-based compensation plans. Stock compensation expense is excluded from non-GAAP financial measures because it is a non-cash expense, and excluding such expense provides meaningful supplemental information regarding core ongoing operations.

•                  Intangible asset amortization — primarily represents charges for the amortization of intangibles assets, such as core and developed technology, customer relationships and trademarks, acquired in connection with business combinations. Intangible asset amortization is excluded from non-GAAP financial measures because it is a non-cash expense, and excluding such expense provides meaningful supplemental information regarding core ongoing operations.

•                  Acquisition related items — primarily include the following: charges for the fair value write-up associated with inventory acquired; adjustments to the fair value of acquisition-related contingent consideration; and acquisition-related costs to effect a business combination, such as costs for attorneys, investment bankers, accountants and other third party service providers. Acquisition related items are excluded from non-GAAP financial measures because excluding such amounts provides meaningful supplemental information regarding core ongoing operations.

•                  Termination costs and impairments — primarily include costs associated with certain employee terminations and asset impairments. Termination costs and impairments are excluded from non-GAAP financial measures because excluding such amounts provides meaningful supplemental information regarding core ongoing operations.

•                  Income tax adjustments — primarily include the following: the current and deferred income tax effects of the above non-GAAP adjustments; other indirect impacts of excluding stock-based compensation; and the income tax impact of certain intercompany license arrangements for technology acquired in business combinations. Income tax adjustments are excluded from non-GAAP financial measures because excluding such amounts provides meaningful supplemental information regarding core ongoing operations.

Pursuant to the requirements of Regulation G, we have provided in the press release furnished with this report a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  The information contained therein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Silicon Laboratories, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

July 27, 2016	/s/ John C. Hollister
Date	John C. Hollister
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release of Silicon Laboratories Inc. dated July 27, 2016